Exhibit 10.4

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement” or “IPA”), effective as of this 30th day of June 2016 (the “Effective Date”) among THE HERTZ CORPORATION, a Delaware corporation, with an address of 8501 Williams Road, Estero, Florida 33928 (hereinafter “THC”); HERTZ SYSTEM, INC., a Delaware corporation, with an address of 8501 Williams Road, Estero, Florida 33928, United States of America (hereinafter “HSI”) and HERC RENTALS INC., a Delaware corporation, with an address of 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, United States of America (hereinafter “HERC”) (hereinafter referred to collectively as the “Parties” and individually as a “Party”).

WITNESSETH

WHEREAS, both HSI and HERC are wholly-owned subsidiaries of THC, and THC is an indirect wholly-owned subsidiary of Hertz Global Holdings, Inc., a Delaware corporation (“HGH”);

WHEREAS, THC is the owner of a unique plan or system (hereinafter the “Hertz System”) for conducting, inter alia, the business of renting and leasing vehicles with and without drivers (hereinafter the “Vehicle Rental Business” or “VRB”) which it conducts in collaboration with HSI which is the owner of all trademarks for HERTZ and HERTZ-formative trademarks and designs and other trademarks and designs worldwide in connection with the Vehicle Rental Business (the “VRB Trademarks”) and Other Intellectual Property (as defined herein);

WHEREAS, THC is the owner of a unique plan or system for conducting an equipment rental business (hereinafter the “Equipment Rental Business” or “ERB” as further defined below) which it conducts through HERC;

WHEREAS, HGH has approved plans to separate the Vehicle Rental Business and the Equipment Rental Business into two independent, publicly traded companies (the “Separation”) pursuant to, among other agreements, the Separation and Distribution Agreement by and between Hertz Rental Car Holding Company, Inc. (to be renamed “Hertz Global Holdings, Inc.” in connection with the Separation, “New Hertz”) and HGH (to be renamed Herc Holdings Inc. in connection with the Separation) dated as of June 30, 2016 (the “Distribution Agreement”);

WHEREAS, as a result of the Separation, THC and HSI will become indirect wholly-owned subsidiaries of New Hertz, and HERC will continue to be an indirect wholly-owned subsidiary of HGH;

WHEREAS, THC exercises control with respect to the use, registration and enforcement of all of its company trademarks through its subsidiary HSI.  HERC uses certain HERTZ or HERTZ-formative trademarks in connection with the ERB with the permission of HSI and THC;

WHEREAS, HSI is the owner of certain foreign HERTZ and HERTZ-formative and other trademarks and logos (the “HSI (HERTZ) Foreign ERB Trademarks”) used or to be used by HERC with the permission of HSI in connection with the Equipment Rental Business, including the trademark applications and registrations therefor as more fully set forth on Schedule A;

WHEREAS, HSI is the owner of certain United States HERTZ and HERTZ-formative and other trademarks and logos (the “HSI (HERTZ) US ERB Trademarks”) used by HERC with the permission of HSI in connection with the Equipment Rental Business, including the trademark applications and registrations therefor as more fully set forth on Schedule B;

WHEREAS, HSI is the owner of certain foreign HERC trademarks and logos (the “HSI HERC Foreign ERB Trademarks”) used by HERC with the permission of HSI in connection with the Equipment Rental Business, including the trademark applications and registrations therefor, as more fully set forth on Schedule C;

WHEREAS, HERC is the owner of certain US HERTZ-formative trademarks (the “HERC (HERTZ) US ERB Trademarks”) used by HERC with the permission of HSI in connection with the Equipment Rental Business, including the trademark applications and registrations therefore as more fully set forth on Schedule D;

WHEREAS, HERC is the owner of certain US trademarks not derived from the HERTZ trademark (the “HERC (HERC) US ERB Trademarks”) that have been used by HERC with the permission of HSI in connection with the Equipment Rental Business and, in the case of the trademarks HERC RENTALS and HERCRENTALS Logo will be used by Herc in connection with the Equipment Rental Business, including the trademark applications and registrations therefor as more fully set forth on Schedule E;

WHEREAS, HERC is the owner of certain foreign trademarks not derived from the HERTZ trademark (the “HERC (HERC) Foreign ERB Trademarks”) that have been used by HERC with the permission of HSI in connection with the Equipment Rental Business and, in the case of the trademarks HERC RENTALS and HERCRENTALS Logo will be used by Herc in connection with the Equipment Rental Business, including the trademark applications and registrations therefore as more fully set forth on Schedule F.

WHEREAS, THC is the owner of certain HERTZ and HERTZ-formative domain names (the “THC (HERTZ) ERB Domains”) used by HERC with the permission of THC related to the Equipment Rental Business, as more fully set forth on Schedule G;

WHEREAS, THC is the owner of certain non-HERTZ-formative domain names (the “THC ERB Domains”) used by HERC with the permission of THC related to the Equipment Rental Business, as more fully set forth on Schedule H;

WHEREAS, as a result of the Separation, the Parties wish to differentiate and distinguish the future ownership, license and use of the relevant HERTZ, HERTZ-formative, HERC and other trademark rights and logos on a worldwide basis related to the Vehicle Renting Business which is to remain with HSI and the Equipment Rental Business to remain with HERC and the Parties have agreed upon a plan going forward with respect to the ownership, license and use of the HSI (HERTZ) Foreign ERB Trademarks, the HSI (HERTZ) US ERB Trademarks, the HSI HERC Foreign ERB Trademarks, the HERC (HERTZ) US ERB Trademarks, the HERC (HERC) US ERB Trademarks, the THC (HERTZ) ERB Domains and the THC ERB Domains; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions

1.1          The “Equipment Rental Business” or “ERB” has the meaning given to such term in the Distribution Agreement.

1.2          “Interim Period” means a period of four (4) years commencing from the Effective Date of this Agreement.

1.3          “Other Intellectual Property” means any copyrights, trade dress, content, designs or other indicia and/or social media accounts and handles owned by THC and/or HSI that are already used or otherwise in the possession of HERC relating to the HERTZ and HERTZ-formative trademarks and logos in connection with the Equipment Rental Business.

2.             Terms of Transfer, License and Use

2.1.         HSI will retain ownership of the worldwide rights in and to the VRB Trademarks.

2.2          In the case of the HSI (HERTZ) Foreign ERB Trademarks:

2.2.1       HSI will retain ownership and will grant a royalty-free, non-exclusive license to HERC to use the HSI (HERTZ) Foreign ERB Trademarks (those foreign trademarks owned by HSI related to the ERB that incorporate the mark/name HERTZ) as set forth on Schedule A, for the Interim Period, outside the United States and Puerto Rico, as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement attached as Exhibit A.  HERC shall immediately discontinue use of the HSI (HERTZ) Foreign ERB Trademarks upon expiration of the Interim Period, or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.

2.3          In the case of the HSI (HERTZ) US ERB Trademarks:

2.3.1       HSI will retain ownership and will grant a royalty-free, non-exclusive, license to HERC to use the HSI (HERTZ) US ERB Trademarks (those US trademarks owned by HSI related to the ERB that incorporate the mark/name HERTZ) as set forth on Schedule B, for the Interim Period, in the United States and Puerto Rico, as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement attached as Exhibit A.  HERC shall immediately discontinue use of the HSI (HERTZ) US ERB Trademarks upon expiration of the Interim Period, or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.

2.4          In the case of the HSI HERC Foreign ERB Trademarks:

2.4.1       HSI will assign all right, title and interest in and to the HSI HERC Foreign ERB Trademarks (those foreign trademarks owned by HSI related to the ERB for the HERC trademarks) as set forth on Schedule C to HERC as more fully set forth in the Trademark Assignment Agreements attached hereto as Exhibit B-1 (Canada) and Exhibit B-2 (all other foreign countries).

2.5          In the case of the HERC (HERTZ) US ERB Trademarks owned by HERC:

2.5.1       HERC will have the right to retain ownership and use of the HERC (HERTZ) US ERB Trademarks (those US trademarks owned by HERC related to the ERB that incorporate the mark/name HERTZ) as set forth on Schedule D for the Interim Period.  HERC shall immediately discontinue use of the HERC (HERTZ) US ERB Trademarks and abandon or voluntarily withdraw or cancel any applications or registrations therefor upon expiration of the Interim Period as more fully set forth in the Coexistence Agreement attached hereto as Exhibit C and/or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.  The Parties shall cooperate to ensure that no confusion arises in the marketplace during the Interim Period, as more fully set forth in the Coexistence Agreement.

2.6          In the case of the HERC (HERC) US ERB Trademarks owned by HERC:

2.6.1       HERC shall retain ownership and the right to use the HERC (HERC) US ERB Trademarks (those US trademarks owned by HERC related to the ERB that do not incorporate the mark/name HERTZ) as set forth on Schedule E.

2.7          In the case of the HERC (HERC) Foreign ERB Trademarks owned by HERC:

2.7.1       HERC shall retain ownership and the right to use the HERC (HERC) Foreign ERB Trademarks (those foreign trademarks owned by HERC related to the ERB that do not incorporate the mark/name HERTZ) as set forth on Schedule F.

2.8.         In the case of the THC (HERTZ) ERB Domains owned by THC:

2.8.1       THC will retain ownership and will, subject to compliance with the terms of this Agreement, grant a royalty-free, non-exclusive license to HERC to use the THC (HERTZ) ERB Domains (those domains owned by THC related to the ERB that incorporate the mark/name HERTZ) as set forth on Schedule G, for the Interim Period, as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement.  HERC shall immediately discontinue use of the THC (HERTZ) ERB Domains upon the expiration of the Interim Period or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.  HERC shall make certain that no THC (HERTZ) ERB Domains resolve to a website upon the expiration of the Interim Period or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.

2.9          In the case of the THC ERB Domains owned by THC:

2.9.1       THC will assign all right, title and interest in and to the THC ERB Domains (those domains owned by THC related to the ERB that do not incorporate the mark/name HERTZ) as set forth on Schedule H to HERC and as more fully set forth in the Domain Name Assignment attached hereto as Exhibit D.

2.10        In the case of the use of the mark/name HERTZ in the company name Hertz Equipment Rental Corporation (HERC):

2.10.1     HSI will, subject to compliance with the terms of this Agreement, grant a royalty-free, non-exclusive worldwide license to HERC to use the mark/name HERTZ as part of company names for the Interim Period, as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement attached as Exhibit A. Notwithstanding anything to the contrary herein, HERC shall immediately discontinue use of the mark/name as part of its company name upon expiration of the Interim Period or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.  HERC shall take all steps to change the company name so as to not to include the mark/name HERTZ by the expiration of the Interim Period.

2.11        In the case of the Other Intellectual Property:

2.11.1     THC and/or HSI will retain ownership and will grant a royalty-free, non-exclusive license to HERC to use such Other Intellectual Property for the Interim Period, as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement attached as Exhibit A.  HERC shall immediately discontinue use of the Other Intellectual Property upon expiration of the Interim Period, or the earlier termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement.

2.12        With respect to the Parties’ use of the HERTZ and HERC trademarks worldwide:

2.12.1     With respect to HSI’s worldwide use of the VRB Trademarks incorporating the name/mark HERTZ and HERTZ-formative trademarks and designs and HERC’s use of the HERC trademarks (including HERC, HERC360 and other HERC-formative trademarks and designs) in connection with the ERB, the Parties shall cooperate to ensure that no confusion arises in the worldwide marketplace, as more fully set forth in the Coexistence Agreement attached hereto as Exhibit C.

2.13        Nothing in this Agreement or the other ancillary agreements thereto shall affect or limit the rights confirmed in the license effective April 1, 1998 between HSI and HERC, and the sublicense effective April 1, 1998 between HERC as Sub-Licensor and Matthews Equipment Limited and Hertz Canada Equipment Rental Partnership as Sub-Licensees, which remain in full force and effect, save and except that such license and sublicense shall not expire before the later of the expiration of the Interim Period or the final determination or resolution of the action pending as T-409-16 in the Federal Court of Canada (including any appeals thereof).

3.             Protection/Maintenance and Enforcement of HSI (HERTZ) Foreign ERB Trademarks and HSI (HERTZ) US ERB Trademarks during Interim Period.

3.1          During the Interim Period, HSI shall take all necessary and reasonable actions to preserve and protect the validity of the HSI (HERTZ) Foreign ERB Trademarks, the HSI HERC Foreign ERB Trademarks and the HSI (HERTZ) US ERB Trademarks licensed to HERC and HSI shall continue to prosecute all applications and maintain any registrations therefor.  HERC shall not take any action that would harm or jeopardize the licensed HSI (HERTZ) Foreign ERB Trademarks, the HSI HERC Foreign ERB Trademarks or HSI (HERTZ) US ERB Trademarks.  HERC shall assist in such actions to the extent required and requested by HSI for establishing use of the HSI (HERTZ) Foreign ERB Trademarks, the HSI HERC Foreign ERB Trademarks and HSI (HERTZ) US ERB Trademarks during the Interim Period.  HSI shall also enforce the HSI (HERTZ) Foreign ERB Trademarks, the HSI HERC Foreign ERB Trademarks and HSI (HERTZ) US ERB Trademarks during the Interim Period as more fully set forth in the Trademark, Trade Name, Domain and Related Rights License Agreement.  HERC shall be responsible for reimbursing THC and/or HSI for all costs in connection with prosecuting all applications and maintaining in full force and effect all registrations for the HSI (HERTZ) Foreign ERB Trademarks, the HSI HERC Foreign ERB Trademarks and HSI (HERTZ) US ERB Trademarks during the Interim Period.

4.             Ownership.  The Parties acknowledge and affirm their respective rights in and to the relevant trademark and related rights subject to this Agreement and neither Party shall directly or indirectly attack, challenge or impair the title and related rights of the other Party during the Interim Period or any time thereafter.  The Parties shall cooperate to protect, maintain and enforce all relevant trademark and related rights subject to this Agreement.

5.             Infringement and Indemnification.

5.1          Notice of Infringement.  HERC shall promptly notify HSI of the use of any mark by any third party which HERC considers might be an infringement or passing off of any HERTZ or HERTZ-formative intellectual property used by or licensed to HERC pursuant to the terms hereof or the Trademark, Trade Name, Domain and Related Rights License Agreement.  However, HSI shall have the sole right to decide whether or not proceedings shall be brought against such third parties.  In the event that HSI decides that action should be taken against such third parties, HSI may take such action either in its own name or, alternatively, HSI may authorize HERC to initiate such action in HERC’s name.  In any event, the Parties agree to cooperate fully with each other to the extent necessary to prosecute such action, all expenses being borne by the Party bringing such action and all damages which may be recovered being solely for the account of that Party.

5.2          Indemnification of HERC related to use of HERTZ trademark during the Interim Period.  HSI shall defend, indemnify and hold HERC harmless against any and all claims, suits, actions or other proceedings whatsoever brought against HERC based on third-party claims of trademark infringement in connection with HERC’S use of the HSI (HERTZ) Foreign ERB Trademarks, the HSI (HERTZ) US ERB Trademarks, the HERC (HERTZ) US ERB Trademarks and the Other Intellectual Property to the extent such claims, suits, actions or other proceedings are based upon use of the HERTZ element comprising a HSI (HERTZ) Foreign ERB Trademark, HSI (HERTZ) US ERB Trademark, HERC (HERTZ) US ERB Trademark or Other Intellectual Property during the Interim Period only and from claims of third parties against HERC or any of its affiliates stemming from HERTZ’s use of the HERTZ trademarks.

5.3          Indemnification of THC and HSI.  Except as provided in Section 5.2, HERC shall defend, indemnify and hold THC, HSI, and their affiliates, and each of their officers, directors, agents, and employees harmless from and against all costs, expenses, taxes (including interest and penalties, and determined without regard to the tax attributes of any indemnitee) and losses (including reasonable attorney fees and costs) incurred from claims of third parties (including any taxing authority) against either THC, HSI or any of their affiliates stemming from any of the activities contemplated under this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement and HERC’s use of the HERC trademarks, including without limitation any transfers of rights and actions which relate in any way to the manufacture, distribution, sale or performance or promotion of the Foreign and US Licensed Products and Services (as defined in the Trademark, Trade Name, Domain and Related Rights License Agreement).  This provision shall survive the expiration or earlier termination of this Agreement and the Trademark, Trade Name, Domain and Related Rights License Agreement.

5.4          Indemnity Procedure.  All claims for indemnification under Section 5.2 and Section 5.3 and any other disputes that arise under this Agreement and the ancillary agreements exhibited hereto will be made in accordance with and governed by the procedures set forth in Article V of the Distribution Agreement.

6.             Insurance. HERC shall, throughout the term of this Agreement, obtain and maintain at its own cost and expense, from a qualified AAA-rated insurance company, a standard liability insurance and business interruption policy along with advertising injury protection, all of which must be acceptable to THC and HSI, and which must name THC and HSI as additional insureds. Such policy shall provide, in addition to other protection, protection against any and all claims, demands, and causes of action arising out of any act, omission, negligence or otherwise giving rise to a third party claim. The amount of coverage shall be a minimum of three million dollars ($3,000,000) combined single limit, with no deductible amount for each single occurrence for bodily injury and/or property damage.  HERC shall provide for ten (10) days notice to THC and HSI in the event of any modification, cancellation or termination. HERC agrees to furnish THC and HSI Certificates of Insurance evidencing same within thirty (30) days after the execution of this Agreement.  In no event shall HERC perform or promote the carry out the activities contemplated under this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement prior to receipt by THC and HSI of evidence of insurance.

7.             Confidentiality.  Unless otherwise agreed to by the Parties or except as otherwise provided in this Agreement or the Distribution Agreement, any Confidential Information (as defined in the Distribution Agreement) furnished pursuant to this Agreement shall be subject to the confidentiality provisions and restrictions on disclosure set forth in Section 6.7 of the Distribution Agreement.

8.             Breach and Termination.

8.1          By THC or HSI upon Notice. In the event of a material breach of this Agreement or any of the ancillary agreements exhibited hereto, THC or HSI may notify HERC of such material breach and terminate this Agreement upon written notice.  If HERC has not cured any such breach within thirty (30) days after HERC receives such notice, this Agreement shall automatically terminate without further notice. Notwithstanding the foregoing, if the nature of the breach is such that it cannot be cured, then this Agreement shall automatically terminate upon notice of termination by THC or HSI to HERC (without any opportunity to cure the breach).

8.2          By THC or HSI Immediately.  THC or HSI shall have the right to immediately terminate this Agreement if HERC: (i) becomes insolvent, or (ii) files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against HERC and not dismissed within thirty (30) days, or (iii) makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or (iv) discontinues its business, or (v) causes or suffers a receiver to be appointed for it or its business and such receiver has not been discharged within thirty (30) days after the date of appointment thereof

8.3          No Waiver.  No refusal by either THC or HSI to terminate this Agreement in accordance this section will be deemed to be a waiver of such Party’s right to terminate upon any subsequent or future event by which such party has, or is provided with, the right to terminate this Agreement.

8.4          Effect of Termination.  Termination of this Agreement shall not result in the termination of any provisions herein which by their nature are meant to survive termination (including any covenants herein related to discontinuation of use of licensed intellectual property and the indemnification provisions hereof), nor shall it relieve any Party of liability for breaches of the terms hereof prior to termination.  For the avoidance of doubt, the Parties agree that in the event of termination of this Agreement or the Trademark, Trade Name, Domain and Related Rights License Agreement, Section 4.4 of the Trademark, Trade Name, Domain and Related Rights License Agreement contains additional provisions related to termination of licensed intellectual property pursuant to the terms hereof that shall apply as if contained herein.

9.             Non-Competition. During the Interim Period, neither HERC nor any of its affiliates or subsidiaries shall, directly or indirectly, engage in the business of renting or leasing cars, crossovers or light trucks (including sport utility vehicles and light commercial vehicles) in [any country in which THC or any of its affiliates or subsidiaries rents or leases cars, crossovers or light trucks (including sport utility vehicles and light commercial vehicles) as of the date of this Agreement] without THC’s prior written consent, except to the extent materially consistent in type and scope with HERC’s operations immediately prior to the date of this IPA.  This provision shall survive the expiration or earlier termination of this Agreement.

10.          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

11.          Notices.

11.1        All notices or other communications required to be sent or given under this Agreement or any ancillary agreement exhibited hereto will be in writing and will be delivered personally, by commercial overnight courier, by facsimile or by electronic mail, directed to the addresses set forth below. Notices are deemed properly given as follows: (a) if delivered personally, on the date delivered, (b) if delivered by a commercial overnight courier, one (1) business day after such notice is sent, and (c) if delivered by facsimile or electronic mail, on the date of transmission, with confirmation of transmission; provided, however, that if the notice is sent by facsimile or electronic mail, the notice must be followed by a copy of the notice being delivered by a means provided in (a) or (b):

If THC, to:

8501 Williams Road

Estero, Florida 33928

Attn:  General Counsel

Fax:  (866) 888-3765

E-mail:  rfrecker@hertz.com

If HSI, to:

8501 Williams Road

Estero, Florida 33928

Attn:  General Counsel

Fax:  (866) 888-3765

E-mail:  rfrecker@hertz.com

If HERC, to:

27500 Riverview Center Blvd.

Bonita Springs, Florida 34135

Attn:  Chief Legal Officer

Fax:  (239) 301-1109

E-mail:  mwaryjas@hertz.com

12.          Miscellaneous.

12.1        Authority.  Each Party represents, warrants, and agrees that its corporate officers executing the Agreement have been duly authorized and empowered to do so.

12.2        Assignment.  HERC may not assign, transfer, sublicense or delegate any of its rights hereunder or delegate its obligations hereunder without the prior written consent of HSI, and any such purported assignment, transfer, sublicense or delegation, in the absence of such consent, shall be void and without effect.

12.3        Entire Understanding/Amendment. This Agreement, the agreements exhibited hereto, the Distribution Agreement and the Ancillary Agreements (as defined in the Distribution Agreement) set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and may not be orally changed, altered, modified or amended in any respect. To effect any change, modification, alteration or amendment of this Agreement, the same must be in writing, signed by all Parties hereto.

12.4        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of all successors and assigns of the Parties (including by way of merger or sale of all or substantially all assets), subject to the restrictions on assignment set forth herein.

12.5        No Waiver. Except as otherwise provided in this Agreement, neither Party waives any rights under this Agreement by delaying or failing to enforce such rights.  No waiver by any Party of any breach or default hereunder shall be deemed to be a waiver of any subsequent breach or default.  Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

12.6        Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction or other authoritative body, such invalidity or unenforceability will not affect any other provision of this Agreement. Upon such determination that a provision is invalid or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

12.7        Relationship of Parties.  Each Party shall act as an independent contractor in carrying out its obligations under this Agreement.  Nothing contained in this Agreement shall be construed to imply a joint venture, partnership or principal/agent relationship between the Parties and neither Party by virtue of this Agreement shall have the right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

12.8        Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

12.9        Exhibits/Schedules. All exhibits and schedules attached to this Agreement are incorporated herein by reference as though fully set forth herein.

12.10      Headings.  The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.11      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties hereto and may be used in lieu of the original version of this Agreement for all purposes.  Signatures of the Parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

12.12.     Conflict.  In the event of a conflict between the terms and conditions of this Agreement and any ancillary agreement exhibited hereto, the terms and conditions of this Agreement will control.

12.13      Third Party Beneficiaries.  Except as otherwise provided hereunder in Section 5.2 and Section 5.3 with respect to indemnified parties, nothing contained in this Agreement shall be construed to create any third-party beneficiary rights in any individual.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

THE HERTZ CORPORATION

By:	/s/ Richard J. Frecker
Name: Richard J. Frecker
Title: Senior Vice President, Deputy General Counsel Secretary and Acting General Counsel

HERTZ SYSTEM, INC.

By:	/s/ Richard J. Frecker
Name: Richard J. Frecker
Title: Vice President

HERC RENTALS INC.

By:	/s/ Lawrence H. Silber
Name: Lawrence H. Silber
Title: President and Chief Executive Officer